UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

Current report Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

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Date of Report (date of earliest event reported):	April 29, 2004

COAST CASINOS, INC. (Exact name of registrant as specified in its charter)

Nevada	000-26922	88-0345704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 West Tropicana Avenue, Las Vegas, Nevada	89103
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 365-7000

Not Applicable
(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

        At the 2004 Annual Meeting of Stockholders of Coast Casinos, Inc. (“Coast Casinos”) held on April 29, 2004, the stockholders of Coast Casinos approved the Agreement and Plan of Merger, dated as of February 6, 2004 and as amended (the “Merger Agreement”), among Coast Casinos, Boyd Gaming Corporation (“Boyd Gaming”) and BGC, Inc. (“BGC”), a wholly owned subsidiary of Boyd Gaming, and the proposed merger (the “Merger”) of Coast Casinos with and into BGC.

        On April 30, 2004, Coast Casinos and Boyd Gaming issued a joint press release with respect to the receipt of approval from their respective stockholders. A copy of the joint press release is furnished as an exhibit to this Current Report on Form 8-K.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2004	COAST CASINOS, INC., a Nevada corporation
	By:	/s/ Gage Parrish
	Name: Title:	Gage Parrish Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Joint Press Release issued by Coast Casinos, Inc. and Boyd Gaming Corporation on April 30, 2004